Exhibit 10.23

Confidential

CVENT HOLDING CORP.

RSU AWARD NOTICE

Pursuant to the terms and conditions of the Cvent Holding Corp. 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Cvent Holding Corp, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of RSUs set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Type of Award:	Other Share-Based Award under Article X of the Plan.

Participant:	[•]

Grant Date:	[•]

Vesting Commencement Date:	[•]

Total Number of RSUs:	[•]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Stock Unit Award Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.

CVENT HOLDING CORP.

By:
Name: [Name]
Title: [Title]

[Participant]

[Signature Page to Restricted Stock Unit Award Notice]

2

Exhibit A

CVENT HOLDING CORP.

RSU AWARD AGREEMENT

THIS RSU AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Grant Date set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

WHEREAS, the Plan provides for the grant of Other Share-Based Awards; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its members to grant the Participant an Other Share-Based Award in the form of RSUs on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Grant of RSUs.

(a) Grant. The Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting; Change in Control. The RSUs shall vest on the first anniversary of the Vesting Commencement Date, subject to the Participant not incurring a Separation from Service prior to such vesting date. Upon a Change in Control, any outstanding and unvested RSUs shall become fully vested, subject to the Participant not incurring a Separation from Service prior to the consummation of such Change in Control.

3. Settlement. The Company shall issue one Share to the Participant for each RSU that becomes vested hereunder within 30 days following the date on which such RSU becomes vested.

4. Forfeiture. If, prior to the vesting of the RSUs as set forth in Section 2, (a) the Participant incurs a Separation from Service for any reason or (b) the Participant materially breaches this Agreement, the Participant shall immediately and automatically forfeit all of the Participant’s rights in respect of the RSUs.

5. Rights as Stockholder; Dividend Equivalents. Until such time as the RSUs have been settled pursuant to Section 3, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Shares underlying the RSUs had such shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid no later than 10 days following the applicable vesting date.

6. Taxes. The Participant acknowledges that the Participant is and shall be solely responsible for the payment of all applicable U.S. federal, state, local, or non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, or settlement of the RSUs.

7. Non-Transferability. The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.

8. Miscellaneous.

(a) Clawback. All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any Applicable Law related to such actions, as may be in effect from time to time. The Participant acknowledges and expressly agrees to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Grant Date (including the forfeiture, clawback, and detrimental conduct terms contained in Section 13.22 of the Plan as of the Grant Date (and any successor terms)), and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(b) Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.

(c) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.

(d) No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended at any time by the Committee, except that no amendment may, without the Participant’s consent, materially impair the Participant’s rights under the Award.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its subsidiaries or shall interfere with or restrict in any way the right of the Company or its subsidiaries to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

(g) Unfunded Plan. The award of RSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(h) Entire Agreement. This Agreement, the Grant Notice, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.

(i) Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

(j) Governing Law. The Participant acknowledges and expressly agrees to the governing law terms of Section 13.9 of the Plan (and any successor terms) and the jurisdiction and waiver of jury trial terms of Section 13.10 of the Plan (and any successor terms).

(k) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

(n) Section 409A of the Code. It is intended that the RSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

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